VERTEX ENERGY INC. 8-K

Exhibit 10.7

daTED	May 26, 2023

(1)	MACQUARIE ENERGY NORTH AMERICA TRADING INC.

(2)	VERTEX REFINING ALABAMA LLC

(3)	VERTEX ENERGY, INC.

amendment agreement No. 1

in respect of a supply and offtake agreement dated 1 april 2022 and certain other transaction documents

Reed Smith llp The Broadgate Tower 20 Primrose Street London EC2A 2RS Phone: +44 (0) 20 3116 3000 Fax: +44 (0) 20 3116 3999 DX1066 City / DX18 London r e e d s m i t h . c o m

CONTENTS

SECTION

1	interpretation	1
2	amendment of the Transaction Documents	2
3	confirmation of guaranty	2
4	confirmation of EXISTING SECURITY	3
5	Representations	3
6	continuity and RATIFICATION	3
7	MISCELLANEOUS	3
8	Governing law and jurisdiction	4

Schedule

Schedule 1	5
Amendment to Master Agreement	5
Schedule 2	6
Amendment to Storage Facilities Agreement	6
Schedule 3	8
Amendments to the Supply and Offtake Agreement	8

CONTENTS PAGE 1

THIS AGREEMENT (this “Agreement”) is dated	May 26, 2023

BETWEEN:

(1)	MACQUARIE ENERGY NORTH AMERICA TRADING INC., a Delaware corporation, located at 500 Dallas Street, Suite 3300 Houston, Texas 77002 (the “Macquarie”);

(2)	VERTEX REFINING ALABAMA LLC, Delaware limited liability company, located at 1331 Gemini Street, Suite 250, Houston, Texas, TX 77058-2764 United States (the “Company”); and

(3)	VERTEX ENERGY, INC., a Nevada corporation, located at 1331 Gemini Street, Suite 250, Houston, Texas, TX 77058-2764 United States (the “Parent”),

each referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

(A)	WHEREAS, Macquarie and the Company entered into a supply and offtake agreement dated 1 April 2022 (the “Supply and Offtake Agreement”) and certain other Transaction Documents (as defined in the Supply and Offtake Agreement).

(B)	WHEREAS, Macquarie and Vertex Renewables Alabama, LLC (“Vertex Renewables”) have entered into a supply and offtake agreement on or around the date hereof (the “Vertex Renewables S&O Agreement”) and, as a condition precedent to its obligations under the Vertex Renewables S&O Agreement, Macquarie requires certain amendments to be made to the terms of the Supply and Offtake Agreement, the Master Agreement and the Storage Facilities Agreement in the manner set out in this Agreement.

(C)	WHEREAS, the Parent and Macquarie entered into a guaranty agreement dated 1 April 2022 in favour of Macquarie with respect to the Company’s obligations under the Supply and Offtake Agreement (the “Guaranty”).

(D)	WHEREAS, in connection with the amendments to be made to the Supply and Offtake Agreement and certain other Transaction Documents, the Parent is a party to this Agreement solely for the purpose of confirming its obligations under the Guaranty, which will remain in full force and effect notwithstanding the amendments made to the Supply and Offtake Agreement and such other Transaction Documents.

(E)	NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the Parties hereto agree as follows.

1	interpretation

1.1	Definitions

In this Agreement:

“Amended Supply and Offtake Agreement” means the Supply and Offtake Agreement as amended by this Agreement.

“Effective Date” means the date of this Agreement.

“Guaranty” has the meaning given to that term in Recital (C).

“Supply and Offtake Agreement” has the meaning given to that term in Recital (A).

“Vertex Renewables SOA” means the supply and offtake agreement entered into on or around the date hereof between Macquarie and Vertex Renewables Alabama, LLC.

1.2	Interpretation

(a)	Unless a contrary indication appears, terms defined in or construed for the purposes of the Supply and Offtake Agreement have the same meanings when used in this Agreement.

(b)	The principles of construction as set out in section 1.2 (Construction of Agreement) of the Supply and Offtake Agreement shall have effect as though they were set out in full in this Agreement but so that each reference in that section to “this Agreement” shall be read as a reference to this Agreement.

(c)	In this Agreement any reference to an Article, Section or Schedule is, unless the context otherwise requires, a reference to an article, section or schedule of this Agreement.

1.3	Third party rights

No Person other than the Parties shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights are hereby expressly disclaimed.

1.4	Transaction Document

Macquarie and the Company agree that this Agreement shall be a Transaction Document for the purposes of the Supply and Offtake Agreement.

1.5	The Parent

The Parent is entering into this Agreement solely for the purposes set out in Section 3 (Confirmation of Guaranty) and Section 5.1(c) (Representations).

2	amendment of the Transaction Documents

2.1	Macquarie and the Company agree that, on and from the Effective Date:

(a)	the Master Agreement shall be amended on the terms set out in Schedule 1 to this Agreement;

(b)	the Storage Facilities Agreement shall be amended on the terms set out in Schedule 2 to this Agreement; and

(c)	the Supply and Offtake Agreement (other than the signature pages, Exhibits and Schedules thereto) is hereby amended (i) to delete the red or green stricken text (indicated textually in the same manner as the following examples: stricken text and stricken text) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Supply and Offtake Agreement attached as Schedule 1 hereto. The parties hereto acknowledge and agree that each amendment to the Supply and Offtake Agreement reflected in Schedule 1 is and shall be effective as if individually specified in this Agreement (the parties further acknowledging that amending the Supply and Offtake Agreement by reference to Schedule 1 provides a convenience to the parties to permit the amended terms to be read in the context of the full Supply and Offtake Agreement).

2.2	On and from the Effective Date the rights and obligations of the parties to the Supply and Offtake Agreement shall be governed by and construed in accordance with the provisions of the Supply and Offtake Agreement as amended by this Agreement, and all references in any of the Transaction Documents to the Supply and Offtake Agreement (howsoever described) shall mean the Supply and Offtake Agreement as amended hereby.

3	confirmation of guaranty

3.1	By executing this Agreement, the Parent:

(a)	consents to the Company entering into this Agreement; and

(b)	confirms and restates that its obligations under the Guaranty shall continue in full force and effect as a continuing security for the payment and discharge of the Guaranteed Obligations (as defined in the Guaranty), including without limitation, all amounts owing by the Company to Macquarie in relation to the Transaction Documents and the Transaction Obligations.

4	confirmation of EXISTING SECURITY

(a)	The Company confirms that each of the existing Lien Documents that it has executed in favour of Macquarie shall continue in full force and effect as a continuing security for the obligations of the Company pursuant to the Amended Supply and Offtake Agreement and the other Transaction Documents.

(b)	Each of Macquarie and the Company acknowledge and agree that the Liens granted in favour of Macquarie pursuant to the Pledge and Security Agreement are not intended to (and do not) secure the obligations owed by the Company to Macquarie pursuant to the guaranty dated as of the date hereof from the Company and provided to Macquarie in connection with the Vertex Renewables Transaction Documents (as defined in the Vertex Renewables SOA).

5	waiver

Macquarie hereby waives the notice requirement pursuant to Section 19.6 of the Supply and Offtake Agreement, solely as it relates to the amendment with respect to the Existing Financing Agreement dated on or about the date hereof.

6	Representations

6.1	Without prejudice to the rights of Macquarie which have arisen on or before the Effective Date:

(a)	the Company and Macquarie each repeat the representations and warranties set out in section 19.1 (Mutual Representations) of the Amended Supply and Offtake Agreement;

(b)	the Company repeats the representations and warranties set out in section 19.2 (Company’s Representations) of the Amended Supply and Offtake Agreement; and

(c)	the Parent repeats the representations and warranties set out in section 5.1 (Representations and Warranties) of the Guaranty,

in each case on the date of this Agreement and by reference to the facts and circumstances then existing.

7	continuity and RATIFICATION

7.1	The provisions of the Transaction Documents shall, save as amended by this Agreement, continue in full force and effect.

7.2	The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Macquarie or any of its assignees under the Amended Supply and Offtake Agreement or any other Transaction Document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

8	MISCELLANEOUS

8.1	Further assurance

The Company agrees to take all further actions and execute all further documents (and to procure the doing of all acts and things and the execution of all documents) as Macquarie may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

8.2	Incorporation of Terms

The provisions of section 22.5 (Indemnification; Expenses), section 25 (Confidentiality) and sections 27 (Assignment) to 32 (Miscellaneous) (inclusive) of the Amended Supply and Offtake Agreement shall apply to this Agreement as if set out in full in this Agreement and as if references in those sections to “this Agreement”, “either Party” and “neither Party” are references to this Agreement, “each Party” and “no Party”, respectively.

9	Governing law and jurisdiction

9.1	THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

9.2	EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITUATED IN THE CITY OF NEW YORK, (WITHOUT RECOURSE TO ARBITRATION UNLESS BOTH PARTIES AGREE IN WRITING), AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, DELIVERED TO THE PARTY AT THE ADDRESS INDICATED IN ARTICLE 28 OF THE SUPPLY AND OFFTAKE AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO PERSONAL JURISDICTION, WHETHER ON GROUNDS OF VENUE, RESIDENCE OR DOMICILE.

9.3	EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT.

Schedule 1

Amendment to Master Agreement

The Master Agreement shall be amended by deleting Section 3 (Guaranty) in its entirety and replacing it with the following:

“3.         GUARANTY

3.1	The obligations and liabilities of Company hereunder shall at all times from (and including):

(a)	the Commencement Date be guaranteed by (and subject to the terms, provisions and limitations (including any cap on liability) set forth in) that certain Guaranty Agreement, dated as of even date hereof, executed by Vertex Energy, Inc., a Nevada corporation, in favor of Macquarie; and

(b)	the “Effective Date” (as defined in the Vertex Renewables SOA), additionally (and severally) be guaranteed by (and subject to the terms, provisions and limitations (including any cap on liability) set forth in) that certain Guaranty Agreement, dated as of May 26, 2023, executed by Vertex Renewables Alabama, LLC, a Delaware corporation, in favour of Macquarie.”

Schedule 2

Amendment to Storage Facilities Agreement

The Storage Facilities Agreement shall be amended as follows:

1.	Recital (F) shall be deleted in its entirety and replaced with the following:

“(F)       WHEREAS, each of Vertex Renewables and the Parent (each, as defined below) shall derive substantial benefit from the transactions contemplated hereby and by the other Transaction Documents, and have each agreed to severally guarantee all obligations of the Company hereunder and under the other Transaction Documents pursuant to the Guaranty to which it is a party.”;

2.	Section 1.1 (Definitions) shall be amended by:

(a)	deleting the definition of “Guaranty” and replacing it with the following:

““Guaranties” and “Guaranty” have the meaning given to it in the Supply and Offtake Agreement.”; and

(b)	inserting the following new definition in alphabetical order:

““Overriding Obligations” has the meaning given to it in the Supply and Offtake Agreement.”

““Unwind Period” has the meaning given to it in the Supply and Offtake Agreement.”

““Unwind Procedures” has the meaning given to it in the Supply and Offtake Agreement.”

““VR Guaranty” has the meaning given to it in the Supply and Offtake Agreement.”;

3.	Section 8 (Storage-Related Services) is amended by the insertion of a new Section 8.6 as follows:

“8.6           Processing and Other Activities during the Unwind Period

8.6.1	During the Unwind Period, the Company shall at its or its Affiliate’s own cost continue to maintain control and responsibility of the Included Storage Locations and the Refinery Facilities (including the Refinery) and its operations in accordance with the Overriding Obligations in performing its obligations under this Agreement. Macquarie shall have no liability for such actions nor shall Macquarie have any responsibility, during or after the end of the Unwind Period, to return the Refinery to the same state as at the date on which Macquarie delivered an Acceleration Notice to the Company (including, without limitation, whether or not there has been any pipeline reversal, pigging or tank manipulations).

8.6.2	Subject to the Overriding Obligations, during the Unwind Period, the Company shall use commercially reasonable efforts to ensure that any maintenance is undertaken with the least disruption to the operation of this Agreement as possible.

8.6.3	At any time during the Unwind Period and in furtherance of the intent of the Unwind Procedures as set out in Sections 20.5 to 20.10 (inclusive) of the Supply and Offtake Agreement, Macquarie may by written notice require the Company to take any of the following actions and the Company hereby agrees to take such actions unless any such actions would breach an Overriding Obligation:

(a)	refine, blend or otherwise process any of the Macquarie Property or related materials provided hereunder to Macquarie’s reasonable specifications based upon the historic operations of the Refinery;

(b)	provide advice and input into the potential blends and yields achievable in respect of the Macquarie Property and related materials, including providing Macquarie with reasonable access to the Company’s linear programming model (and its inputs and outputs accordingly), production planning staff and other modelling tools except where such access is limited by statutory or contractual confidentiality requirements;

(c)	(A) allow for Macquarie to have its own personnel or representatives present at the Refinery, and (B) agree to work with such Macquarie personnel or representatives in respect of this Agreement (which may include the secondment of Macquarie personnel to the Company, at no additional cost to the Company), including but not limited to on issues of linear programming management, economics, planning, logistics, tax, environmental and compliance, in each case, as may be necessary or appropriate to ensure the implementation of this Agreement;

(d)	provide Macquarie with any certificates of quality in respect of Crude Oil or Product or other documents that Macquarie may require and which the Company prepares in the ordinary course of its business;

(e)	provide Macquarie with read-only access to the Company’s computer record-keeping system for the purposes of monitoring the latest reports with respect to the quality, volume, movement and transfers of Macquarie Property; and/or

(f)	provide Macquarie with any unused storage capacity in the Included Storage Locations and the Refinery Facilities for any other Macquarie Property that Macquarie determines is reasonably likely to promote the aims of these Unwind Procedures.”; and

4.	Section 17.5 (Credit Support) shall be deleted in its entirety and replaced with the following:

“17.5         Credit Support

As a condition to Macquarie’s entering into this Agreement, the Company agreed to provide the Parent Guaranty and as a condition to Macquarie entering into the Vertex Renewables SOA with Vertex Renewables and effecting the consequential amendments to be made to the Supply and Offtake Agreement and this Agreement as a result of the entry into the Vertex Renewables SOA, the Company agreed to provide the VR Guaranty, in each case, as credit support for the prompt and complete performance and payment of all of the Company’s obligations hereunder and under the other Transaction Documents.”.

Schedule 3

Amendments to the Supply and Offtake Agreement

EXECUTION PAGES

Executed by MACQUARIE ENERGY NORTH AMERICA TRADING INC. acting by:

and
/s/ Brian Houstoun		/s/ Travis McCullough
Name: Brian Houstoun		Name: Travis McCullough

Title: Senior Managing Director		Title: Division Director

Executed by VERTEX REFINING ALABAMA LLC acting by:
/s/ Benjamin P. Cowart
Name: Benjamin P.Cowart Title: President and Chief Executive Officer

Executed by VERTEX ENERGY, INC. acting by:
/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart Title: President and Chief Executive Officer

[Signature Page to Amendment Agreement No. 1 in Respect of a Supply and Offtake Agreement dated 1 April 2022 by and between Macquarie Energy North America Trading Inc. and Vertex Refining Alabama LLC and Certain Other Transaction Documents]